As filed with the Securities and Exchange Commission on March 12, 1998.
                                              Registration No.333-____________
   ________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                           ONSITE ENERGY CORPORATION
       (Exact name of Small Business Issuer as specified in its charter)

                      DELAWARE                                33-0576371
(State or other jurisdiction of incorporation or    (IRS Employer Identification
                    organization)                                 No.)

       701 PALOMAR AIRPORT ROAD, SUITE 200, CARLSBAD, CALIFORNIA  92009
         (Address of Principal Executive Office)                (Zip Code)

                             _________________________
                               1993 Stock Option Plan
                             (Full title of the plans)
                             _________________________
                                RICHARD T. SPERBERG
                                     President
                        701 Palomar Airport Road, Suite 200
                            Carlsbad, California  92009
                      (Name and address of agent for service)
                             _________________________
                                  (760) 931-2400
          (Telephone number, including area code, of agent for service)
                             _________________________


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following <checked-box>



                  CALCULATION OF REGISTRATION FEE


                                  Proposed     Proposed
Title of                          Maximum      Maximum         Amount
Securities        Amount          Offering     Aggregate       of
to be             to be           Price Per    Offering        Registration
Registered        Registered      Share        Price           Fee



Class A
Common Stock,
par value $.001   350,000         $.50 (1)     $175,000.00     $53.03


(1) Estimated solely for the purposes of calculating the registration fee on the basis of the average of the high and low sales prices of the Small Business Issuer's Class A Common Stock as quoted on the Nasdaq Bulletin Board on March 10, 1998.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed or to be filed by Onsite Energy Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement.

     1. The Company's annual report on Form 10-KSB for the year ended June 30, 1997.

     2. The Company's annual report on Form 10-KSB/A No. 1 for the year ended June 30, 1997.

     3. The Company's annual report on Form 10-KSB/A No. 2 for the year ended June 30, 1997.

     4. The Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1997.

     5. The Company's quarterly report on Form 10-QSB for the quarter ended December 31, 1997.

     6.    The Company's Form 8-K dated October 28, 1997.

     7.    The Company's Form 8-K/A dated January 12, 1998.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Certificate of Incorporation and the By-laws of the Small Business Issuer provide for indemnification of its officers and directors to the full extent authorized by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

EXHIBIT NO.

5.1        Opinion of Bartel Eng Linn & Schroder, counsel to Company
23.1       Written Consent of Hein + Associates LLP, independent accountants
23.2       Consent of Bartel Eng Linn & Schroder is contained in Exhibit 5.1

ITEM 9.  UNDERTAKINGS.

     The undersigned Small Business Issuer hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions, or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Small Business Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on March 6, 1998.

                                      ONSITE ENERGY CORPORATION
                                      A DELAWARE CORPORATION



                                      By:   Richard T. Sperberg
                                            ________________________________
                                            Richard T. Sperberg, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURES                                        DATE


Richard T. Sperberg                            March 6, 1998
_______________________________________    ________________________________
Richard T. Sperberg, President, Chief
Executive Officer (Principal Executive
Officer), Chief Financial Officer
(Principal financial and Accounting
Officer) and Director


Charles C. McGettigan                           March 3, 1998
________________________________________    ________________________________
Charles C. McGettigan, Chairman of the
Board


William M. Gary III                             March 3, 1998
________________________________________    ________________________________
William M. Gary III, Director


H. Tate Holt                                    March 4, 1998
________________________________________    ________________________________
H. Tate Holt, Director


Timothy G. Clark                                March 7, 1998
________________________________________    ________________________________
Timothy G. Clark, Director


Rita A. Sharpe                                  March 6, 1998
________________________________________    ________________________________
Rita A. Sharpe, Director